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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE



       THE KNOT REPORTS FOURTH QUARTER AND YEAR END 2002 FINANCIAL RESULTS


Full year 2002 revenues grow 22% and net loss is reduced by 66% compared to 2001

NEW YORK, NY (February 25, 2003) - The Knot, Inc. (OTCBB:KNOT.OB, www.theknot.com), the nation's leading wedding resource, today reported financial results for its fourth quarter and fiscal year ended December 31, 2002.

FOURTH QUARTER AND YEAR END 2002 RESULTS
The Knot reported net revenues of $7.0 million for the fourth quarter of 2002, an increase of 13% from net revenues of $6.2 million for the comparable prior year quarter. For the fiscal year ended December 31, 2002, net revenues were $29.5 million, an increase of 22% over the $24.1 million reported in 2001. In fiscal year 2002, merchandise revenue and revenue from local online advertising programs increased 69% and 54% over fiscal year 2001, respectively. The continued growth in these revenue sources and a 13% increase in national online advertising revenue substantially more than offset a decline in publishing and other revenue.

"Over the past year, we have moved The Knot from a company with significant potential to one with strong and diverse revenue streams and with a clear leadership position in the bridal market" said David Liu, CEO of The Knot. "We believe we are well positioned to achieve profitability and to continue sustainable long-term growth built on the strength of a powerful brand."

The Knot reported a net loss for the fourth quarter of 2002 of $551,000 or $0.03 per basic and diluted share, as compared to a net loss of $1.9 million, or $0.13 per basic and diluted share, in the fourth quarter 2001. For the fiscal year ended December 31, 2002, The Knot reported a net loss of $5.1 million, or $0.28 per basic and diluted share compared to a net loss of $15.1 million or $1.03 per basic and diluted share for fiscal 2001. In fiscal 2002, total operating expenses before non-cash charges and depreciation and amortization were $22.4 million, a 17% decrease from the prior year. Cash used in operations and for capital expenditures and other investing activities in the three and twelve months ended December 31, 2002, aggregated $126,000 and $907,000, respectively.

Effective January 1, 2002, The Knot adopted SFAS No. 142 and discontinued the amortization of goodwill. If The Knot would have adopted SFAS No. 142 on January 1, 2001, basic and diluted net loss per share for the year ended December 31, 2001 would have been $0.95.


THE KNOT RECENT HIGHLIGHTS
The Knot continues to leverage its wedding expertise and existing library of wedding-related content through various distribution avenues.

o The Knot announced earlier this month the extension of its agreement with MSN. The Knot will continue to be the wedding content partner with permanent presence on the weddings area of MSN Women, providing in-depth wedding planning information, interactive tools, wedding gown galleries and community for engaged couples among MSN's more than 300 million unique users worldwide.

o Also in February, The Knot announced that it extended its longstanding relationship with America Online, Inc. Under the renewed agreement, The Knot will continue to provide a wide range of wedding content to America Online, offering tens of millions of AOL members in-depth wedding planning information, interactive tools, wedding gown galleries and community for engaged couples in AOL's weddings area (AOL Keyword: Weddings).

o The Knot's fifth book, "The Knot Book of Wedding Flowers" (Chronicle Books), was released in bookstores nationwide in January 2003. Featuring everything brides need to know about wedding




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     flowers, this lavishly illustrated book includes over 175 pages filled with pictures of beautiful bouquets, centerpieces, and other arrangements, plus innovative ideas for floral accents and must-have planning information for wedding decor.

o During the period form January 20 - 24, 2003, our reality-style show called "Real Weddings from The Knot" aired twice daily on the Oxygen TV Network and concluded with two 3-hour marathons over the January 25-26 weekend. Each new episode of "Real Weddings from The Knot" focused on a different couple as they prepared for their big day. Carley Roney, Editor in Chief of The Knot, hosted the weekend marathons.

ABOUT THE KNOT INC.
The Knot Inc. (OTCBB: KNOT; www.theknot.com; AOL keyword: weddings) is one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools, and resources. Its award-winning website, TheKnot.com, is the leading online wedding destination and wedding content provider to America Online, MSN and Yahoo!.

The Knot also offers a diverse collection of wedding-planning print publications. The Knot produces a national publication, THE KNOT Magazine, and, through its subsidiary Weddingpages, Inc., publishes WEDDINGPAGES, regional wedding magazines covering more than 20 U.S. markets. In addition, the Company publishes a wedding-planning book trilogy with Random House's Broadway Books and a gift book series with Chronicle Books. The Knot is based in New York and has several other offices across the country.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projection and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses and expectation of significant losses for the foreseeable future, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.


IR Contact:
Heidi Dillmann
The Knot Inc.
212-219-8555 x. 1128
ir@theknot.com







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                                               The Knot Inc.
                                        Consolidated Balance Sheets
                                               (in thousands)

                                                                  December 31,             December 31,
                                                                      2002                     2001
                                                            -------------------------------------------------
                                                                  (Unaudited)               (Audited)
   Assets
   Current assets:
     Cash and cash equivalents                                       $9,306                  $6,782
     Restricted cash                                                    252                     184
     Accounts receivable, net                                         4,791                   5,012
     Inventories                                                      1,292                     729
     Deferred production and marketing costs                            444                     294
     Other current assets                                               556                     779
                                                            ----------------------------------------
   Total current assets                                              16,641                  13,780

   Property and equipment, net                                        1,948                   2,923

   Intangible assets, net                                             8,834                   8,934
   Other assets                                                         352                     373
                                                            ----------------------------------------
   Total assets                                                     $27,775                 $26,010
                                                            ========================================

   Liabilities and stockholders' equity
   Current liabilities:
     Accounts payable and accrued expenses                           $5,113                  $3,599
     Notes payable                                                        -                   1,384
     Deferred revenue                                                 5,827                   4,683
     Current portion of long-term debt                                  138                     324
                                                            ----------------------------------------
   Total current liabilities                                         11,078                   9,990
   Long term debt                                                       235                     372
   Other liabilities                                                    445                     328
                                                            ----------------------------------------
   Total liabilities                                                 11,758                  10,690

   Stockholders' equity:
     Common stock                                                       184                     147
     Additional paid-in-capital                                      64,400                  59,512
     Deferred compensation                                              (55)                   (255)
     Deferred sales and marketing                                         -                    (653)
     Accumulated deficit                                            (48,512)                (43,431)
                                                            ----------------------------------------
   Total stockholders' equity                                        16,017                  15,320
                                                            ----------------------------------------
   Total liabilities and stockholders' equity                       $27,775                 $26,010
                                                            ========================================

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                                  The Knot Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)


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
                                                       Three months ended               Twelve months ended
                                                          December 31,                      December 31,
                                               ---------------------------------------------------------------------
                                                     2002             2001             2002             2001
                                               ---------------------------------------------------------------------
                                                  (Unaudited)      (Unaudited)     (Unaudited)        (Audited)
Net revenues:
Sponsorship, advertising and production                   $2,292           $1,295           $6,888           $4,923
Merchandise                                                2,233            1,481           13,674            8,097
Publishing and other                                       2,509            3,448            8,914           11,100
                                               ---------------------------------------------------------------------
Total net revenues                                         7,034            6,224           29,476           24,120

Cost of revenues                                           2,008            1,814           10,224            8,872
                                               ---------------------------------------------------------------------

Gross profit                                               5,026            4,410           19,252           15,248

Operating expenses:
Product and content development                              889              915            3,870            4,440
Sales and marketing                                        2,671            2,590           11,243           13,870
General and administrative                                 1,601            1,934            7,295            8,801
Non-cash compensation                                         22               57              139              332
Non-cash sales and marketing                                 163              163              653              653
Depreciation and amortization                                264              625            1,244            2,545
                                               ---------------------------------------------------------------------
Total operating expenses                                   5,610            6,284           24,444           30,641

Loss from operations                                       (584)          (1,874)           (5,192)         (15,393)

Interest income, net                                          33               16              112              306
                                               ---------------------------------------------------------------------

Net loss                                                  ($551)         ($1,858)          ($5,080)        ($15,087)
                                               =====================================================================

Loss per share - basic and diluted:                      ($0.03)          ($0.13)           ($0.28)          ($1.03)
                                               =====================================================================

Weighted average number of shares
  used in calculating basic and diluted
  loss per share                                      18,373,327       14,736,153       17,909,492       14,716,741
                                               =====================================================================


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